                       SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549

                                  -----------



                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 5, 1999

                        INTEGRA LIFESCIENCES CORPORATION
         -------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

          Delaware                      0-26224             51-0317849
----------------------------          -----------           ----------
(State or other jurisdiction          (Commission           (IRS Employer
     of incorporation)                File Number)          Identification No.)



       105 Morgan Lane
       Plainsboro, New Jersey                                  08536
-----------------------------------------------              ----------
(Address of principal executive offices)                     (Zip Code)


Registrant's telephone number,
including area code:  (609) 275-0500

                                 Not Applicable
--------------------------------------------------------------------------------
         (Former name or former address, if changed since last report)

ITEM 2.  Acquisition or Disposition of Assets.

On January 5, 1999, Integra LifeSciences Corporation, a Delaware corporation ("Integra"), together with its wholly-owned subsidiary Rystan Company, Inc., a New Jersey corporation ("Rystan"), entered into a series of agreements with Healthpoint, Ltd., a Texas limited partnership ("Healthpoint"), and its affiliate DPT Laboratories, Ltd., a Texas limited partnership ("DPT"), relating to the sale of Rystan's Panafil(R) healing and debriding agent to Healthpoint and the marketing of Panafil(R) and Healthpoint's Accuzyme(R) debriding agent.

Pursuant to a Purchase Agreement dated January 5, 1999 among Integra, Rystan and Healthpoint, Healthpoint acquired the Panafil(R) product line, including the brand name and related equipment but excluding the existing Panafil(R) inventory, for $6,400,000 in cash paid at closing on January 5, 1999. Integra also agreed to a ten-year non-competition provision regarding papain-urea debridement products and granted Healthpoint a seven-year right of first refusal regarding any new debridement agent product developed by Integra or any of its affiliates.

Pursuant to a Manufacturing and Distribution Agreement dated January 5, 1999 among Integra, Rystan, Healthpoint and DPT, (i) Rystan will continue to manufacture Panafil(R) during a transition period, after which the Panafil(R) manufacturing equipment will be delivered to DPT, (ii) Healthpoint shall reimburse Rystan, at Rystan's standard costs, for Panafil(R) manufactured by Rystan at Healthpoint's request and (iii) Integra shall receive from Healthpoint the first $3,000,000, less certain sales and distribution costs, from the sale of Panafil(R) (including the Panafil(R) inventory owned by Rystan) specifically to the podiatry market and to certain identified hospitals with burn centers. Integra and Healthpoint also entered into two co-marketing agreements under which Integra will receive sales commissions for marketing Panafil(R) in the podiatry market and in certain identified hospitals with burn centers and for marketing Accuzyme(R) in the podiatry market. Healthpoint shall be responsible for product distribution and coordination of Panafil(R) and Accuzyme(R) in such markets, as well as for sales of both products in all other markets.





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ITEM 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

(b)      Pro Forma Financial Information

The following unaudited pro forma condensed consolidated balance sheet as of September 30, 1998 has been prepared by adjusting Integra's unaudited consolidated balance sheet as of September 30, 1998 to give effect to the disposition by Rystan, Integra's wholly-owned subsidiary, of the Panafil(R) product line. The September 30, 1998 statement of operations is not presented because Integra's financial statements did not include the Panafil(R) product line prior to Integra's acquisition of Rystan on September 28, 1998. Integra did not anticipate or plan on disposing of the Panafil(R) product line when it acquired Rystan. The adjustments assume the disposition transaction occurred on September 30, 1998 and includes the use of certain estimates regarding the valuation of the Panafil(R) product line, the non-competition provision in the Purchase Agreement and other intangible assets.

(In thousands)                                                                   September         Pro Forma
                                                                                  30,1998         Adjustments         Pro Forma
                                                                                  -------         -----------         ---------
ASSETS
Current Assets:
     Cash and cash equivalents ...........................................       $   2,560        $   6,400 (a)       $   8,960
     Short-term investments ..............................................          20,692             --                20,692
     Accounts receivable, net ............................................           2,949             --                 2,949
     Inventories .........................................................           3,390             --                 3,390
     Prepaid expenses and other current assets ...........................             935             --                   935
                                                                                 ---------        ---------           ---------
         Total current assets ............................................          30,526            6,400              36,926

Property and equipment, net ..............................................           6,506             (250)(b)           6,256
Other assets and goodwill ................................................           1,502           (1,037)(c)             465
                                                                                 ---------        ---------           ---------
         Total assets ....................................................       $  38,534        $   5,113           $  43,647
                                                                                 =========        =========           =========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:

  Accounts payable, trade ................................................             477             --                   477
  Accrued expenses and other current liabilities .........................           3,689              322 (d)           4,011
                                                                                 ---------        ---------           ---------
         Total current liabilities .......................................           4,166              322               4,488
Other liabilities ........................................................             303              715 (e)           1,018
                                                                                 ---------        ---------           ---------
         Total liabilities ...............................................           4,469            1,037               5,506
                                                                                 ---------        ---------           ---------
Stockholders' Equity:

Preferred stock, $.01 par value (15,000 authorized shares; 500 Series A
  Convertible shares issued and outstanding, $4,000
  liquidation preference) ................................................               5             --                     5
Common stock, $.01 par value (60,000 authorized shares; 15,753
  issued and outstanding) ................................................             158             --                   158
Additional paid-in capital ...............................................         119,904             --               119,904
Unearned compensation related to stock options ...........................            (198)            --                  (198)
Notes receivable - related parties .......................................             (35)            --                   (35)
Accumulated other comprehensive income ...................................            (104)            --                  (104)
Treasury stock at cost(46 shares) ........................................            (259)            --                  (259)
Accumulated deficit ......................................................         (85,406)           4,076 (f)         (81,330)
                                                                                 ---------        ---------           ---------
         Total stockholders' equity ......................................          34,065            4,076              38,141
                                                                                 ---------        ---------           ---------
Total liabilities and stockholders' equity ...............................       $  38,534        $   5,113           $  43,647
                                                                                 =========        =========           =========

               The accompanying notes are an integral part of the
            unaudited pro forma condensed consolidated balance sheet



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NOTES TO THE UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

(a) Reflects the receipt of $6.4 million, which was the purchase price received at closing.

(b) Reflects the adjustment for the disposition of manufacturing assets used in the production of Panafil(R) and the write down of other fixed assets as a result of the disposition.

(c) Reflects the reduction in goodwill associated with the acquisition of the Panafil(R) product line when Integra acquired Rystan in September 1998.

(d) Reflects various estimated facility transfer costs and other liabilities associated with the transaction including $74,000 as the current year portion of the estimated liability associated with the non-competition provison.

(e) Reflects the long-term portion of the estimated liability associated with the non-competition provision.

(f) Reflects the estimated net gain recognized on the transaction subject to the final valuation of the non-competition provision. The gain does not reflect any income tax provision as Integra believes it will be able to utilize certain deferred tax assets, which are currently subject to a valuation allowance and current year operating losses.


(c)      Exhibits.
         ---------


Exhibit Number
(Referenced to
 Item 601 of
 Regulation S-K)           Description of Exhibit
---------------            ----------------------

       2 Purchase Agreement dated January 5, 1999 among Integra LifeSciences Corporation, Rystan Company, Inc. and Healthpoint, Ltd.*

       10 Manufacturing and Distribution Agreement dated January 5, 1999 among Integra LifeSciences Corporation, Rystan Company, Inc., Healthpoint, Ltd. and DPT Laboratories, Ltd.*

       99                  Press Release dated January 5, 1999

-----------------------------
* Integra agrees to furnish supplementally a copy of any omitted schedules or attachments to the Commission upon request.



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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             INTEGRA LIFESCIENCES CORPORATION

Date:  January 19, 1999                      By:  /s/ Stuart M. Essig
                                                  ------------------------
                                                  Stuart M. Essig, President and
                                                  Chief Executive Officer



                                       5

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                               INDEX OF EXHIBITS

Exhibit No.       Description of Exhibit
-----------       ----------------------

2 Purchase Agreement dated January 5, 1999 among Integra LifeSciences Corporation, Rystan Company, Inc. and Healthpoint, Ltd.*

10 Manufacturing and Distribution Agreement dated January 5, 1999 among Integra LifeSciences Corporation, Rystan Company, Inc., Healthpoint, Ltd. and DPT Laboratories, Ltd.*

99                Press Release dated January 5, 1999


-----------------------------
* Integra agrees to furnish supplementally a copy of any omitted schedules or attachments to the Commission upon request.